UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2009

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

929 North Front Street, Wilmington, North Carolina 28401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.

(b) On May 19, 2009, the Company announced that, effective July 1, 2009, its Chief Executive Officer, Fredric N. Eshelman, will assume the position of Executive Chairman of the Board of Directors and no longer will act as Chief Executive Officer of the Company. Dr. Eshelman’s employment will be governed by his current employment agreement, which will be amended and restated to reflect the change in Dr. Eshelman’s title. Details of the amendments to Dr. Eshelman’s employment agreement are provided below.

(c) On May 19, 2009, the Company announced that it has named General David L. Grange as its Chief Executive Officer, effective July 1, 2009. General Grange’s employment will be governed by an employment and other related agreements between him and the Company. The employment agreement will have an initial term of two years.

General Grange has been a director of the Company since October 2003 and will remain on the Board. Prior to his employment by the Company, General Grange spent 10 years with the McCormick Foundation, a non-profit organization established as a charitable trust in 1955 with more than $1 billion in assets. He most recently served as the Chief Executive Officer of the Foundation, having previously held the positions of Executive Vice President and Chief Operating Officer. Among his many contributions, he spearheaded the opening of the McCormick Freedom Museum, oversaw major expansion and improvements at Cantigny Park in Wheaton, Illinois, and led the development of a new Veterans Programs initiative for the Foundation, including Welcome Back Veterans, a partnership with Major League Baseball, and Operation Healing Freedom, a collaboration with private equity firms and the financial community.

General Grange’s annual base salary will initially be $575,000. He will be granted 50,000 shares of restricted stock and nonqualified stock options to purchase 200,000 shares of Company common stock, both of which will vest equally over four years. General Grange will also be entitled to use Company aircraft for up to 17,500 miles in 2009 and for up to 35,000 miles in calendar years thereafter subject to the Company’s aircraft policy. PPD will reimburse General Grange for relocation costs, and pay him a $430,000 sign-on bonus, but if he quits or is terminated for cause within six months of hire he must repay 100% of these amounts, or 75% if between six and 12 months, 50% if between 12 and 18 months and 25% if between 18 and 24 months. General Grange will be paid the sign-on bonus in lieu of participating in the Company’s Incentive Compensation Plan for calendar year 2009. For calendar year 2010 and thereafter, General Grange will be entitled to participate in the Company’s Equity Compensation Plan.

In the event the Company terminates General Grange’s employment, he will be paid the accrued base salary through the date of termination or expiration, and be provided such benefits as required by law. The Company also entered into a severance agreement with General Grange. The severance agreement provides him, in the event of termination without cause or constructive termination, in each case following a change of control, with a lump sum payment equal to three times the sum of his base salary during the 12-month period leading up to his termination and the greater of his target bonus under the Company’s incentive cash bonus plan immediately prior to the termination date or the average of the cash bonuses received in the 24-month period leading up to termination.

The description of the employment agreement set forth above is not complete and is qualified in its entirety by reference to the agreement, which is attached as Exhibit 10.266 to this report and is incorporated by reference.

General Grange is 61 years old and has no familial relationships with any executive officer or director of the Company. Other than his employment by the Company, there have been no transactions in which the Company has participated and in which he had a direct or indirect material interest involving in excess of $120,000 since January 1, 2008, the beginning of the Company’s last completed fiscal year.

(e) On May 19, 2009, the Company entered into an amended and restated employment agreement, effective July 1, 2009, with its current Chief Executive Officer, Fredric N. Eshelman. The only material amendments to Dr. Eshelman’s current employment agreement are to reflect his new title and duties and his current salary of $740,000 and to remove the non-compete and non-disclosure provisions because they are part of separate agreements between PPD and Dr. Eshelman.

All other terms of Dr. Eshelman’s current employment agreement will remain the same. The non-compete and non-disclosure provisions of Dr. Eshelman’s former employment agreement are now contained in separate agreements in the Company’s customary forms and are the same as the prior provisions.

The description of the employment agreement set forth above is not complete and is qualified in its entirety by reference to the agreement, which is attached as Exhibit 10.267 to this report and is incorporated by reference.

Effective May 19, 2009, the Company adopted an amended and restated corporate aircraft policy. The only material changes to the current aircraft policy are the addition of the offices of Executive Chairman of the Board and Lead Independent Director to the list of those entitled to personal use of the aircraft and changes in the annual mileage limits on personal use. The net effect of these changes was a reduction in the aggregate amount of personal aircraft use.

All other terms of the Company’s current aircraft policy remain the same.

Item 7.01.	Regulation FD Disclosure.

The Company is furnishing as Exhibit 99.1 to this Form 8-K a press release, dated May 19, 2009, announcing Dr. Eshelman’s new role and General Grange’s employment with the Company. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.266 *	Employment Agreement dated May 19, 2009 and effective as of July 1, 2009, between Pharmaceutical Product Development, Inc. and David L. Grange.

10.267	Amended and Restated Employment Agreement, dated as of May 19, 2009 and effective as of July 1, 2009, between Pharmaceutical Product Development, Inc. and Fred N. Eshelman.

10.268	Corporate Aircraft Policy Amended and Restated May 19, 2009.

99.1**	Press release to announce employment of David L. Grange, dated May 19, 2009.

*	The registrant has requested confidential treatment with respect to certain portions of this exhibit. Such portions have been omitted from this exhibit and filed separately with the U.S. Securities and Exchange Commission.
**	Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
Date: May 22, 2009
/s/ Daniel G. Darazsdi
Daniel G. Darazsdi,
Chief Financial Officer

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